UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 14, 2006
Date of Report (Date of earliest event reported)
CEPHEID
(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA	94089

(Address of principal executive offices)	(Zip Code)
(408) 541-4191
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On June 14, 2006, Cepheid entered into a Separation Agreement with William A. McMillan, its former Senior Vice President of Development, effective as of June 9, 2006. Under this agreement, Mr. McMillan will receive a severance payment in the amount of $112,000.00, which constitutes six months of his former annual base salary. The agreement also provides for nine months of accelerated vesting for certain of Mr. McMillan’s options to purchase shares of Cepheid common stock, resulting in the vesting of an additional 25,138 shares as of the date of the agreement. The Separation Agreement also contains a general release of claims in favor of Cepheid.
Item 8.01 Other Events.
     On June 12, 2006, Peter J. Dailey, Ph.D. joined Cepheid as Vice President of Research and Development. Dr. Dailey reports to Dr. David Persing, Executive Vice President, Chief Medical and Technology Officer. Dr. Dailey recently held the position of Senior Director of the Department of Infectious Disease in Discovery Research at Roche Molecular Systems, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cepheid
Date: June 19, 2006	By:	/s/ John R. Sluis
		Name:	John R. Sluis
Title: Chief Financial Officer